Power of Attorney

The undersigned does hereby make, constitute and appoint each of Jamison Yardley, Crystal Orgill, Chad Christensen, and Carson Williams (and any other employee, of the Goldman Sachs Group, Inc. (the "company") or one of its affiliates, performing the function in connection with which this Power of Attorney has been granted designated in writing by one of the attorneys-in-fact), as his true and lawful attorney-in-fact, acting for him in his respective name, place and stead, whether acting individually or as a representative of other to approve, execute and deliver any documentation required to be made by him under the securities Exchange Act of 1934 (as amended, the "act"), with respect to securities which may be deemed to be beneficially owned by him under the Act, such documents to be in such form as such attorney-in-fact may approve on the undersigned's behalf, such approval to be conclusively evidenced by the due execution thereof, and granting unto such attorney-in-fact full power, including substitution and resubstitution, and authority to act in the premises as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifies, approves and confirms all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

THIS POWER OF ATTORNEY shall remain in full force and effect until the earlier of (i) September 14, 2024 and (ii) such time that it is revoked in writing by the undersigned; provided that in the event the attorney-in-fact ceases to be an employee of the Company or its affiliates or ceases to perform the function in connection with which he was appointed attorney-in-fact prior to such time, this Power of Attorney shall cease to have effect in relation to such attorney-in-fact up such cessation but shall continue in full force and effect in relation to any remaining attorney-in-fact. The undersigned has the unrestricted right unilaterally to revoke the Power of Attorney.

This Power of Attorney shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the rules of conflicts of law.

IN WITTNESS WHEREOF, the undersigned has duly subscribed these presents as of September 15, 2021.

By: /s/ Adrian M. Jones
Name: Adrian M. Jones